                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY

                          ORIGINATOR PURCHASE AGREEMENT

                            Dated as of May 30, 2006

                                      Among

                     THE PARTIES LISTED ON SCHEDULE 1 HERETO

                                 as Originators

                                       and

                              HAYES FUNDING I, LLC,

                                  as Purchaser

                                                   ORIGINATOR PURCHASE AGREEMENT

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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I  DEFINITIONS..................................................    1
     SECTION 1.01.  Certain Defined Terms...............................    1
     SECTION 1.02.  Other Terms and Constructions.......................   13
     SECTION 1.03.  Computation of Time Periods.........................   14
ARTICLE II  AMOUNTS AND TERMS OF PURCHASES..............................   14
     SECTION 2.01.  Facility............................................   14
     SECTION 2.02.  Making Purchases....................................   14
     SECTION 2.03.  Collections.........................................   17
     SECTION 2.04.  Payments and Computations, Etc......................   19
     SECTION 2.05.  Certain Rights of the Purchaser.....................   19
     SECTION 2.06.  Rights and Remedies.................................   20
     SECTION 2.07.  Transfer of Records to Purchaser....................   20
     SECTION 2.08.  Servicer............................................   21
     SECTION 2.09.  Originators.........................................   21
ARTICLE III  REPRESENTATIONS AND WARRANTIES.............................   21
     SECTION 3.01.  Representations and Warranties of the Originators...   21
ARTICLE IV  COVENANTS...................................................   26
     SECTION 4.01.  Covenants of the Originators........................   26
ARTICLE V  EVENTS OF TERMINATION........................................   32
     SECTION 5.01.  Events of Termination...............................   32
ARTICLE VI  INDEMNIFICATION.............................................   34
     SECTION 6.01.  Indemnities by the Originators......................   34
ARTICLE VII  MISCELLANEOUS..............................................   36
     SECTION 7.01.  Amendments, Etc.....................................   36
     SECTION 7.02.  Notices, Etc........................................   37
     SECTION 7.03.  Binding Effect; Assignability.......................   37
     SECTION 7.04.  Costs, Expenses and Taxes...........................   37
     SECTION 7.05.  WAVIER OF JURY TRIAL; CONSENT TO JURISDICTION.......   38
     SECTION 7.06.  GOVERNING LAW.......................................   38
     SECTION 7.07.  Execution in Counterparts...........................   38
     SECTION 7.08.  Purchaser's Assignment of Rights to Program Agent...   38
     SECTION 7.09.  Limited Recourse....................................   39
     SECTION 7.10.  Confidentiality.....................................   39

                                                   ORIGINATOR PURCHASE AGREEMENT

                                       i

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SCHEDULES

SCHEDULE 1  List of Originators
SCHEDULE 2  Trade Names
SCHEDULE 3  Ownership of Purchaser

EXHIBITS

EXHIBIT A   Credit and Collection Policy
EXHIBIT B   Form of Subordinated Note
EXHIBIT C   Location of Records, Chief Executive Office and Notice Addresses
EXHIBIT D   Deposit Banks, Lock Boxes and Deposit Accounts

                                                   ORIGINATOR PURCHASE AGREEMENT

                          ORIGINATOR PURCHASE AGREEMENT

                            Dated as of May 30, 2006

            THIS ORIGINATOR PURCHASE AGREEMENT (as amended, restated, supplemented and otherwise modified from time to time, this "Agreement") is entered into among EACH OF THE PARTIES LISTED ON SCHEDULE 1 ATTACHED HERETO (each, an "Originator" and collectively, the "Originators") and HAYES FUNDING I, LLC, a Delaware limited liability company, as the purchaser (the "Purchaser").

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings, or if not defined herein, shall have the meanings specified in the Financing Agreement (defined below):

            "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

            "Agreement" has the meaning specified in the preamble.

            "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

            (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time as Citibank, N.A.'s base rate; and

            (b) 1/2 of one percent above the Federal Funds Rate.

            "Anti-Money Laundering Laws" means the BSA and all applicable requirements of law and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. Sections 1956 and 1957.

            "Anti-Terrorism Laws" means the OFAC Laws and Regulations, the Executive Orders and the USA Patriot Act.

            "Bankruptcy Code" means the Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended, any similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

            "Beneficiary" has the meaning specified in the Financing Agreement.

                                                   ORIGINATOR PURCHASE AGREEMENT
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            "Borrower" means Hayes Funding II, Inc., a Delaware corporation.

            "Borrower Report" has the meaning specified in the Financing Agreement.

            "BSA" means the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.

            "Business Day" means any day on which banks are not authorized or required to close in New York, New York.

            "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

            "Capital Lease Obligation" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Charter Documents" means, with respect to any corporation or limited liability company, such Person's articles or certificate of incorporation or formation and such entity's bylaws or operating agreement.

            "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the applicable Originator or any other Person as a Collection pursuant to Section 2.03(c) or 2.03(d).

            "Contract" means an agreement between any Originator and a Person, pursuant to or under which such Person shall be obligated to pay for goods or services sold by any Originator from time to time.

            "Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of April 11, 2005, among HLIOC as borrower, Parent, the "Lenders" and "Issuers" party thereto, Citicorp North America, Inc. as administrative agent for the "First Lien Lenders" and "Term C Lenders", Lehman Commercial Paper Inc. as syndication agent, General Electric Capital Corporation as documentation agent, and Citigroup Global Markets Inc. and Lehman Brothers Inc. as joint book-running lead managers and joint lead arrangers, as amended, restated, supplemented or otherwise modified from time to time.

            "Credit and Collection Policy" means those receivables credit and collection policies and practices of each of the Originators in effect on the date of this Agreement and described in Exhibit A hereto, as modified in compliance with this Agreement.

            "Daily Report" has the meaning specified in the Financing Agreement.

                                                   ORIGINATOR PURCHASE AGREEMENT

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            "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or that bear interest, (c) all indebtedness of such Person created by or arising under any conditional sale or other title retention agreement relating to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (d) all indebtedness for the deferred purchase price of property or services other than unsecured trade payables incurred in the ordinary course of business that are (i) not more than 90 days overdue or (ii) being contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of such Person in accordance with GAAP, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property (including accounts and general intangibles) owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (h) all reimbursement obligations and all obligations with respect to letters of credit, surety bonds and performance bonds, whether or not matured, (i) all obligations of such Person upon which interest charges are customarily paid, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock of stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, and
      (l) all payments that such Person would have to make in the event of an early termination on the date Debt of such Person is being determined in respect of Hedging Agreements of such Person.

            "Deemed Collections" means Collections deemed to have been received pursuant to Section 2.03(c) or (d).

            "Defaulted Receivable" means a Receivable:

                  (a) as to which any payment, or part thereof, remains unpaid for 90 or more days from the original due date;

                  (b) as to which the Servicer or an Originator has received notice that the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 5.01(f);

                  (c) which, consistent with the Credit and Collection Policy, would be written off the applicable Originator's books as uncollectible; or

                  (d) as to which the applicable Originator has (or consistent with the Credit and Collection Policy should have) established a specific reserve for non-payment.

                                                   ORIGINATOR PURCHASE AGREEMENT

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            "Defaulting Originator" means any Originator which becomes a
      "Defaulting Originator" in accordance with Section 5.01.

            "Defaulting Originator Percentage" means, with respect to any Defaulting Originator, a percentage equal to (a) the aggregate Outstanding Balance of Receivables originated by such Defaulting Originator as of the date on which such Originator became a Defaulting Originator, divided by
      (b) the aggregate Outstanding Balance of Receivables as of the date on which such Originator became a Defaulting Originator.

            "Deposit Account" means an account maintained at a bank into which is subject to a Deposit Account Agreement into which (a) Collections in the form of checks and other items are deposited that have been sent to one or more related Lockboxes by Obligors and/or (b) Collections in the form of electronic funds transfers and other items are paid directly by Obligors.

            "Deposit Account Agreement" means an agreement among, other Persons, the Purchaser (or its assignees or designees) and any Deposit Bank in form and substance satisfactory to the Purchaser (or its assignees or designees).

            "Deposit Bank" means any of the banks holding one or more Deposit Accounts.

            "Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon five
      (5) Business Days' prior written notice by the Program Agent in the exercise of its reasonable discretion to the Borrower.

            "Designated Person" has the meaning specified in Section 3.01(aa).

            "Determination Date" means (a) the twelfth Business Day after the end of each Month other than January of each year, and (b) the fifteenth Business Day after the end of January of each year; provided that if an Event of Termination has occurred and is continuing under and as defined in the Financing Agreement, the Program Agent or the Borrower may designate more frequent Determination Dates.

            "Diluted Receivable" means that portion (and only that portion) of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned goods or services or any failure by an Originator to deliver any goods or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other adjustment by an Originator which reduces the amount payable by the Obligor on the related Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Receivable) or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in

                                                   ORIGINATOR PURCHASE AGREEMENT

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      bankruptcy of the Obligor thereof); provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor.

            "Discount" means, in respect of each Purchase from each Originator, the percentage of the Outstanding Balance of the Receivables that are the subject of such Purchase as may be agreed upon prospectively, on an arm's length basis, between such Originator and the Purchaser; provided, that the Program Agent shall be notified promptly following any changes in such agreed-upon percentage.

            "Distribution Date" means the second Business Day after each Determination Date.

            "Eligible Receivable" means, at any time, a Transferred Receivable:

                  (i) (A) the Obligor of which is a United States resident which is not a Governmental Entity, and is not an Affiliate of the Parent, any Originator, Purchaser or Borrower, (B) the Obligor of which is a Governmental Entity within the United States but only to the extent that the aggregate Outstanding Balance of all Transferred Receivables of all Obligors that are Governmental Entities within the United States are not in excess of 2.0% of the aggregate Outstanding Balance of all Transferred Receivables or (C) the Obligor of which is a Canada resident which is not a Governmental Entity, and is not an Affiliate of the Parent, any Originator, Purchaser or Borrower but only to the extent that the aggregate Outstanding Balance of all Transferred Receivables of all Obligors under this clause (C) are not in excess of 6.0% of the aggregate Outstanding Balance of all Transferred Receivables;

                  (ii) the Obligor of which, at the later of the date of this
            Agreement and the date such Receivable is created, is a Designated Obligor;

                  (iii) which is not a Defaulted Receivable;

                  (iv) the Obligor of which is not the Obligor of any Defaulted
            Receivables which in the aggregate constitute 25% or more of the aggregate Outstanding Balance of all Transferred Receivables of such Obligor;

                  (v) which has been billed and, according to the Contract
            related thereto, is required to be paid in full within 60 days of the original billing date therefor;

                  (vi) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that financing such Receivable with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                                                   ORIGINATOR PURCHASE AGREEMENT

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                  (vii) which is an "account" or a "payment intangible" within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the security interest created by this Agreement in the Receivables;

                  (viii) which is denominated and payable only in United States dollars in the United States;

                  (ix) which arises under a Contract which, together with such
            Receivable, (A) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable, (B) is not subject to any Adverse Claim or any dispute or defense whatsoever (except the potential discharge in bankruptcy of such Obligor) and is not settled on a net basis, and (C) is governed by the laws of one of the United States of America or the provinces of Canada; provided, that if it is governed by the laws of a province of Canada, (1) such Receivable shall not be interest-bearing, (2) no withholding tax or other deductions shall be imposed by applicable law on such Receivable and (3) the Contract therefor shall not contain any prohibition or restriction on assignment unless the Obligor thereof has waived such prohibition or restriction in writing;

                  (x) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Borrower, Purchaser, any Originator, HL Funding I, LLC, HL Funding II, Inc., the Servicer or the Obligor is in violation of any such law, rule or regulation in any material respect;

                  (xi) which arises under a Contract which does not contain an enforceable provision requiring the Obligor thereunder to consent to
            (A) the transfer, sale or assignment of the Obligor's payment obligation by the Originator pursuant to this Agreement, by HL Funding I, LLC pursuant to the Receivables Purchase Agreement, by HL Funding II, Inc. pursuant to the Bill of Sale, or by Purchaser pursuant to the Secondary Purchase Agreement, as applicable or (B) the grant of a security interest therein pursuant to this Agreement, the Secondary Purchase Agreement or the Financing Agreement;

                  (xii) which was generated in the ordinary course of the
            applicable Originator's business;

                  (xiii) which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c) of the Financing Agreement);

                  (xiv) the transfer, sale or assignment of which in accordance with the Transaction Documents does not contravene any applicable law, rule or regulation;

                                                   ORIGINATOR PURCHASE AGREEMENT

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

                  (xv) which satisfies all applicable requirements of the Credit and Collection Policy;

                  (xvi) which is not a Tooling Receivable;

                  (xvii) as to which the applicable Originator has satisfied and fully performed all obligations required to be fulfilled by it and the applicable Originator is not a Defaulting Originator; and

                  (xviii) which has not been identified by the Purchaser (or any of the Purchaser's assigns) as an ineligible Receivable in accordance with the Purchaser's (or any of the Purchaser's assigns) commercially reasonable discretion upon not less than five (5) Business Day's prior written notice to the applicable Originator;

                  (A) which is not otherwise deemed to be ineligble by the
            Program Agent in its commercially reasonable discretion;

            and, "Eligible Receivables" shall not include any Receivable:

                        (a) to the extent such Receivable constitutes sales or
            use taxes;

                        (b) to the extent such Receivable constitutes claims
            that are in the system that have yet to be billed;

                        (c) to the extent such Receivable constitutes any
            amounts relating to the items listed in Schedule 1.01-5 of the Financing Agreement; or

                        (d) to the extent such Receivable is subject to off-set
            or counterclaim.

            "Enforceability Exceptions" means exceptions to the enforceability of an obligation arising under bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether considered in a proceeding at equity or at law).

            "Event of Termination" has the meaning specified in Section 5.01.

            "Executive Order" has the meaning specified in Section 3.01(aa).

            "Facility Termination Date" means the earliest of (a) the "Commitment Termination Date" (as such term is defined in the Financing Agreement), (b) the date determined pursuant to Section 5.01 and (c) the date which HLIOC or any Originator designates by at least 2 Business Days' prior notice to the Purchaser and its assignees (including the Program Agent under the Financing Agreement).

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if

                                                   ORIGINATOR PURCHASE AGREEMENT

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      necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by Citibank, N.A. from three Federal funds brokers of recognized standing selected by it.

            "Final Collection Date" means the date on or following the Facility Termination Date on which the aggregate Outstanding Balance of all Transferred Receivables has been reduced to zero and the Originators shall have paid all amounts payable to the Purchaser pursuant to this Agreement.

            "Financing Agreement" means that certain Receivables Financing Agreement, dated as of the date hereof, among the Borrower, Citibank, N.A., as a lender, Citicorp USA, Inc., as program agent (together with its successors and assigns, "Program Agent"), the other Lenders thereto from time to time, and the Servicer, as amended, restated, supplemented and otherwise modified from time to time.

            "GAAP" means generally accepted accounting principles in the United States.

            "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to Debt of another Person (or with respect to any trade payables, not constituting Debt, of a foreign Subsidiary of such Person), if the purpose or intent of such Person in incurring the Guarantee is to provide assurance to the obligee of such Debt (or such trade payables) that such Debt (or trade payables) will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Debt (or such trade payables) will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Debt of another Person (or such trade payables) and (b) any liability of such Person for Debt of another Person (or such trade payables) through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Debt (or such trade payables) or any security therefor, or to provide funds for the payment or discharge of such Debt (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person,
      (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by another party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services,

                                                   ORIGINATOR PURCHASE AGREEMENT

                                       8
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      primarily for the purpose of enabling the debtor to make payment of such
      Debt (or such trade payables) against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Debt of another Person (or such trade payables) will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Debt (or such trade payables) will be protected (in whole or in part) against loss in respect thereof. The amount of any Guarantee shall be equal to the amount of the Debt (or such trade payables) so guaranteed or otherwise supported.

            "Hedging Agreement" means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

            "HLIOC" means HLI Operating Company, Inc., a Delaware corporation.

            "Incipient Event of Termination" means an event that but for notice or lapse of time or both would constitute an Event of Termination; provided, however, that an Incipient Event of Termination shall not become an Event of Termination until the grace period applicable thereto, if any, shall have passed.

            "Indemnified Amounts" has the meaning specified in Section 6.01.

            "Indemnified Party" has the meaning specified in Section 6.01.

            "Initial Cutoff Date" has the meaning specified in Section 2.02(a).

            "Initial Purchase Date" means the date on which the first Purchase made pursuant to this Agreement shall occur.

            "Lenders" means the Persons designated as "Lenders" pursuant to the Financing Agreement.

            "Lists" has the meaning specified in Section 3.01(aa).

            "Lockbox" means a post office box administered by a Deposit Bank for the purpose of receiving Collections, which is the subject of a Deposit Account Agreement.

            "Material Adverse Change" means a material adverse change in the business, assets, operations, property, prospects or other condition (financial or otherwise) of the Originators taken as a whole or the Parent and its Subsidiaries taken as a whole.

                                                   ORIGINATOR PURCHASE AGREEMENT

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            "Material Adverse Effect" means a material adverse effect on (a) the collectibility of the Receivables, (b) the ability of the Purchaser, Parent or the Originators taken as a whole to perform any of their respective material obligations under the Transaction Documents to which they are a party, (c) the legality, validity or enforceability of the Transaction Documents (including, without limitation, the validity, enforceability or priority of the ownership interests and security interests granted hereunder or thereunder) or the rights of or benefits available to the Purchaser under the Transaction Documents, or (iv) the business, assets, operations, condition (financial or otherwise), property, or prospects of the Originators taken as a whole or the Parent and its subsidiaries, taken as a whole.

            "Month" means a calendar month.

            "Net Receivables Pool Balance" has the meaning specified in the Financing Agreement.

            "Net Worth Percentage" means, with respect to the Purchaser, a fraction (expressed as a percentage) (a) the numerator of which equals the excess of the Purchaser's assets over its liabilities, in each case determined in accordance with GAAP consistently applied and (b) the denominator of which equals the Outstanding Balance of Transferred Receivables.

            "Obligor" means a Person obligated to make payments pursuant to a Contract.

            "OFAC" has the meaning specified in Section 3.01(aa).

            "OFAC Laws and Regulations" has the meaning specified in Section 3.01(aa).

            "Originator" has the meaning specified in the preamble.

            "Originator Collateral" has the meaning specified in Section
      2.02(h).

            "Other Taxes" has the meaning specified in the Financing Agreement.

            "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

            "Parent" means Hayes Lemmerz International, Inc., a Delaware corporation.

            "Payment Date" means (a) the fifth Business Day of each Month (the "Regular Payment Date"), and, (b) if any amounts required to be paid under the Financing Agreement on such Regular Payment Date are not paid in the amount so required on such date, each subsequent Business Day until such amounts are paid in full.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Entity.

                                                   ORIGINATOR PURCHASE AGREEMENT

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

            "Program Agent" has the meaning specified in the definition of "Financing Agreement".

            "Purchase" means a purchase by the Purchaser of Receivable Assets from an Originator pursuant to Article II.

            "Purchase Date" means each day on which a Purchase is made pursuant to Article II.

            "Purchase Price" for any Purchase means an amount equal to the Outstanding Balance of the Receivables that are the subject of such Purchase minus the Discount for such Purchase.

            "Purchaser" has the meaning specified in the preamble.

            "Receivable" means all indebtedness and other obligations of an Obligor resulting from the provision or sale of goods or services by any Originator under a Contract (whether constituting an account, instrument, chattel paper, payment intangible or general intangible), including Tooling Receivables, and includes the right to payment of any interest, finance charges, rebates, administration fees, data fees, late payment charges, delinquency charges, extension or collection fees and all other obligations of such Obligor with respect thereto.

            "Receivable Asset" has the meaning specified in Section 2.01.

            "Related Security" means with respect to any Receivable:

                  (a) all of the applicable Originator's interest in goods, if any, (including returned goods) relating to any sale giving rise to such Receivable;

                  (b) all security interests or liens and property subject
            thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

                  (c) guaranties, letters of credit, insurance and other
            agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (d) the Contract and all other books, records and other
            information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights, subject to the rights of any licensors and to applicable law) relating to such Receivable or any other Related Security and the related Obligor;

                                                   ORIGINATOR PURCHASE AGREEMENT

                  (e) prepayment penalties, indemnities, warranties, insurance policies and proceeds and premium refunds thereof; and

                  (f) all proceeds of the foregoing.

            "Repurchase Price" has the meaning specified in Section 2.03(d).

            "RFA Final Payment Date" means the later of the "Commitment Termination Date" (as such term is defined in the Financing Agreement) and the date on which all Principal, Yield, Fees and other Obligations (each as defined in the Financing Agreement) under the Financing Agreement are paid in full.

            "Secondary Purchase Agreement" means the purchase agreement, dated as of the date of this Agreement, between Purchaser, as a seller, and Borrower, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Secured Obligations" has the meaning specified in Section 2.02(h).

            "Servicer" means at any time the Person then authorized pursuant to
      Section 6.01 of the Financing Agreement to administer and collect Receivables.

            "Settlement Date" means a Distribution Date; provided, however, that following the occurrence of an Event of Termination, Settlement Dates shall occur on such days as are selected from time to time by the Purchaser or its assignees in a written notice to the Originators.

            "Settlement Period" means (a) with respect to the first Settlement Period, the period from the date hereof to the first Settlement Date, and
      (b) with respect to each other Settlement Period, the period from a Settlement Date to the next Settlement Date.

            "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; and (e) such Person generally is not paying its Debts or liabilities as such Debts or liabilities become due. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other

                                                   ORIGINATOR PURCHASE AGREEMENT
      equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company, trust or equivalent entity, whether voting or non-voting.

            "Subordinated Loan" has the meaning specified in Section 2.02(c)(i).

            "Subordinated Note" has the meaning specified in Section 2.02(c)(i).

            "Subsidiaries" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by an Originator, or the Parent, as the case may be, or one or more Subsidiaries, or by an Originator or the Parent, as the case may be, and one or more Subsidiaries.

            "Taxes" has the meaning specified in the Financing Agreement.

            "Tooling Receivable" means an obligation of any Person to pay for
      (i) tooling or equipment purchased or built by an Originator for the purpose of manufacturing products for such Person or (ii) services rendered in connection with building tooling for the purposes of manufacturing products for such Person, including in each case, the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

            "Transaction Document" means any of this Agreement, the Deposit Account Agreements, and all other agreements and documents delivered and/or related hereto or thereto, as amended, restated, supplemented and otherwise modified from time to time.

            "Transferred Asset" means any Receivable Asset which is Purchased or purported to be Purchased by the Purchaser pursuant to Article II.

            "Transferred Receivable" means any Receivable which is Purchased or purported to be Purchased by the Purchaser pursuant to Article II.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Weekly Report" has the meaning specified in the Financing
      Agreement.

            SECTION 1.02. Other Terms and Constructions. Under this Agreement, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations made and all financial statements prepared hereunder shall be made and prepared in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Annexes and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Annexes and Schedules attached hereto, the terms of which Schedules are hereby incorporated

                                                   ORIGINATOR PURCHASE AGREEMENT
into this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. Each of the definitions set forth in Section 1.01 hereof shall be equally applicable to both the singular and plural forms of the defined terms.

            SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                         AMOUNTS AND TERMS OF PURCHASES

            SECTION 2.01. Facility. On the terms and conditions hereinafter set forth and without recourse to the Originators (except to the extent specifically provided herein), each Originator shall sell to the Purchaser all of its right, title and interest in, under and to all Receivables originated by it from time to time, all Related Security, Collections, Deposit Accounts, Lockboxes and all proceeds of the foregoing (collectively, the "Receivable Assets"), and the Purchaser shall purchase from such Originator all such Receivable Assets of such Originator from time to time, in each case during the period from the date hereof to the Facility Termination Date.

            SECTION 2.02. Making Purchases.

            (a) Initial Purchase. The Originators shall give the Purchaser at least one Business Day's notice of their request for the initial Purchase, which request shall specify the date of such Purchase (which shall be a Business Day on or after the date on which the conditions precedent set forth in Section 3.01 of the Financing Agreement shall have been satisfied) and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Originators whether it has determined to make such Purchase. On the date of such Purchase, the Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c). Effective upon such payment, each Originator hereby sells, conveys, transfers and assigns to the Purchaser all Receivable Assets in existence as of the close of business on the Business Day immediately prior to the Initial Purchase Date (the "Initial Cutoff Date").

            (b) Subsequent Purchases. On each Business Day following the Initial Purchase Date until the Facility Termination Date, unless any party shall notify the other parties to the contrary in accordance with Section 2.02(e), each Originator shall sell to the Purchaser and the Purchaser shall purchase from such Originator, all Receivable Assets owned by such Originator existing as of the close of business on the immediately preceding Business Day which have not previously been sold to the Purchaser. Each Purchase described herein shall automatically occur at 9 A.M. (New York time) on the date of such Purchase without any further action on the part of any party hereto. The Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c). Effective on each Purchase Date, each Originator hereby sells, conveys, transfers and assigns to the Purchaser all Receivable Assets not previously sold, conveyed, transferred or assigned to the Purchaser.

                                                   ORIGINATOR PURCHASE AGREEMENT

            (c) Payment of Purchase Price.

                  (i) The Purchase Price for each Purchase of Receivable Assets (other than any Receivable Assets contributed to the Purchaser's capital) that are in existence on the Initial Cutoff Date shall be payable in full by the Purchaser to the Originator thereof on the Initial Purchase Date, and shall be paid to the Originator thereof in the following manner:

                  (A) first, by delivery of immediately available funds, to the extent of funds made available to the Purchaser in connection with a borrowing of Advances under the Financing Agreement or other cash on hand; and

                  (B) second, by: (1) delivery of the proceeds of a subordinated revolving loan from such Originator to the Purchaser (a "Subordinated Loan") pursuant to the Purchaser's subordinated promissory note in the form of Exhibit B hereto (the "Subordinated Note") payable to HLIOC, as agent for the Originators, in an amount not to exceed the lesser of (a) the remaining unpaid portion of such Purchase Price and (b) the maximum Subordinated Loan that could be borrowed without rendering the Net Worth Percentage less than 10.00%; and/or (2) accepting such Receivable Assets (or the relevant portion thereof) as a capital contribution to the Purchaser's capital in an amount (without duplication with clause (B)(1) above) equal to the remaining unpaid balance of such Purchase Price.

                  (ii) Each Receivable Asset coming into existence after the Initial Cutoff Date shall be sold or contributed to the Purchaser on the Business Day immediately following the day such Receivable was originated or other Receivable Asset was acquired and the Purchase Price for such Receivable Asset shall be due and owing in full by the Purchaser to the Originators on such Business Day (except that the Purchaser may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by the Originator thereof to the Purchaser hereunder and which have become due but remain unpaid) and shall be paid to the Originator thereof in the following manner:

                  (A) first, by delivery of immediately available funds, to the extent of funds made available to the Purchaser in connection with a borrowing of Advances under the Financing Agreement or other cash on hand; and

                  (B) second, by: (1) delivery of the proceeds of a Subordinated
            Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions of Section 2.02(c)(i)(B)(1); and/or (2) accepting such Receivable Assets (or the relevant portion thereof) as a contribution to the Purchaser's capital in an amount (without duplication with clause (B)(1) above) equal to the remaining unpaid balance of such Purchase Price; provided, that no such capital contribution shall be made from and after the Facility Termination Date.

                                                   ORIGINATOR PURCHASE AGREEMENT

            (d) Subordinated Note. Subject to the limitations set forth in
Section 2.02(c)(i)(B) and Section 2.02(e), each Originator irrevocably agrees to advance each Subordinated Loan requested by the Purchaser on or prior to the Facility Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, the Subordinated Note and shall be payable solely from (i) Collections of Transferred Assets after all other amounts then due from the Purchaser under the Secondary Purchase Agreement and from the Borrower under the Financing Agreement have been paid in full and all amounts then required to be set aside by the Purchaser or Borrower thereunder have been so set aside and (ii) excess cash flow from operations of the Purchaser which are not required to be applied to the payment of other obligations of the Purchaser under the Secondary Purchase Agreement; provided, that no such payment may be made at any time when an Event of Termination shall have occurred and be continuing. Each Originator hereby appoints HLIOC as its agent for the purpose of collecting and remitting to it amounts payable to it pursuant to the Subordinated Note. HLIOC is hereby authorized by the Purchaser to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto; provided that the failure to make such notation shall not affect any obligation of the Purchaser thereunder.

            (e) Settlement of Purchase Price. Although the Purchase Price for each Receivable Asset coming into existence after the Initial Cutoff Date shall be paid in full by the Purchaser to the Originators on the date such Receivable Asset is purchased, a precise reconciliation of the Purchase Price between the Purchaser and the Originators shall be effected on each Settlement Date with respect to all Receivable Assets transferred during the Month most recently ended prior to such Settlement Date and based on the information contained in the Borrower Report most recently delivered by the Servicer pursuant to the Financing Agreement for such Month (or if Settlement Dates occur more frequently than Monthly, in the Report most recently delivered). Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 2.02(d) and any contribution of capital by the Originators to Purchaser made pursuant to
Section 2.02(c) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is paid. On each Settlement Date, HLIOC shall determine the net increase or the net reduction in the outstanding principal amount of the Subordinated Note occurring during the immediately preceding Month and shall account for such net increase or net reduction in its books and records. If the Purchaser shall fail to make any payment of the applicable Purchase Price in respect of any Purchase on the date such Purchase Price is due hereunder then the Originators may, upon written notice to the Purchaser and the Program Agent (as assignee of the Purchaser), elect to terminate its obligation to sell Receivable Assets to the Purchaser hereunder and its obligation to make Subordinated Loans.

            (f) Capital Contributions and Purchases in Exchange for Proceeds of a Subordinated Loan. Each contribution of a Receivable Asset by any Originator to Purchaser shall be deemed to be a Purchase of such Receivable Asset by the Purchaser for all purposes of this Agreement. The Purchaser hereby acknowledges that no Originator shall have any obligation to make further capital contributions to the Purchaser, in respect of such Originator's equity interest in the Purchaser or otherwise, in order to provide funds to pay the Purchase Price to such Originator under this Agreement or for any other reason. Each sale of a Receivable Asset by any

                                                   ORIGINATOR PURCHASE AGREEMENT

Originator to Purchaser in exchange for the proceeds of a Subordinated Loan shall be deemed to be a Purchase of such Receivable Asset by the Purchaser for all purposes of this Agreement.

            (g) Ownership of Receivable Assets. On each Purchase Date, after giving effect to the Purchase on such date, the Purchaser shall own all Receivables originated by the Originators as of the close of business on the Business Day immediately prior thereto (including Receivables which have been previously sold to the Purchaser hereunder) and all other Receivable Assets. Each sale of Receivable Assets hereunder is made without recourse; provided, however, that (i) each Originator shall be liable to the Purchaser for all representations, warranties and covenants made by such Originator hereunder and
(ii) such sale does not constitute and is not intended to constitute an assumption by the Purchaser or its assignee thereof of any Originator or other Person arising in connection with the Transferred Assets or any other obligations or liabilities of any Originator.

            (h) Intention Is An Irrevocable Transfer; Grant of Security Interest. It is the intention of the parties hereto that each Purchase to be made hereunder shall be absolute and irrevocable and will provide the Purchaser with the full risks and benefits of ownership of the Transferred Assets so purchased (such that the Transferred Assets would not constitute property of the applicable Originator's estate in the event of such Originator's bankruptcy) and shall constitute a "sale of accounts", as such term is used in Article 9 of the UCC of the State of New York, to the extent applicable, and not a loan secured by such Transferred Assets. In the event that, contrary to the mutual intent of the Originators and the Purchaser, any Purchase of Transferred Assets hereunder is not characterized as a sale but rather as a collateral transfer for security (or the transactions contemplated hereby are characterized as a financing transaction), it is the intent of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that such Purchase shall be deemed to be a secured financing, secured by a security interest in all of the related Originator's right, title and interest now or hereafter existing and hereafter arising in, to and under (i) all Receivables originated prior to the Facility Termination Date, (ii) all Related Security, (iii) all Collections with respect to the items in clauses (i) through (ii), (iv) all Deposit Accounts and Lockboxes and (v) all proceeds of the foregoing (collectively, the "Originator Collateral"). In furtherance of the foregoing, each Originator hereby grants to the Purchaser a security interest in all of such Originator's right, title and interest now or hereafter existing in, to and under the Originator Collateral to secure the repayment of all amounts due and owing by such Originator to the Purchaser hereunder with accrued interest thereon, if applicable, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent (such amounts the "Secured Obligations").

            SECTION 2.03. Collections.

            (a) In the event that an Originator believes that funds which are not Collections of Transferred Assets have been deposited into an account of the Purchaser or the Purchaser's assignee, such Originator shall notify the Servicer who shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all funds so deposited which are identified to the Purchaser's satisfaction to the applicable Originator.

                                                   ORIGINATOR PURCHASE AGREEMENT

            (b) On each Settlement Date, the Purchaser shall pay to the applicable Originator accrued interest on the Subordinated Loan and the Purchaser may, at its option, prepay in whole or in part the principal amount of the Subordinated Loan; provided that each such payment shall be made solely from
(i) Collections of Transferred Assets after all other amounts then due from the Purchaser under the Secondary Purchase Agreement and from the Borrower under the Financing Agreement have been paid in full and all amounts then required to be set aside by the Purchaser under the Secondary Purchase Agreement and by the Borrower or the Servicer under the Financing Agreement have been so set aside and (ii) excess cash flow from operations of the Purchaser which is not required to be applied to the payment of other obligations of the Purchaser under the Secondary Purchase Agreement; and provided further, that no such payment shall be made at any time when an Event of Termination shall have occurred and be continuing. At such time following the Facility Termination Date and the RFA Final Payment Date when all amounts owed by the Purchaser under the Secondary Purchase Agreement shall have been paid in full, the Purchaser shall apply, on each Settlement Date, all other Collections of Transferred Assets received by the Purchaser and not previously distributed first to the payment of accrued interest on the Subordinated Loan, and then to the reduction of the principal amount of the Subordinated Loan.

            (c) If on any day any Transferred Asset becomes (in whole or in part) a Diluted Receivable, the Originator which originated such Transferred Asset shall be deemed to have received on such day a Collection of such Transferred Asset in the amount of such Diluted Receivable. Such Originator shall pay to the Purchaser on or prior to the next Business Day all amounts deemed to have been received pursuant to this subsection.

            (d) Upon discovery by any Originator or the Purchaser of any breach of the representation and warranty made in Section 3.01(j) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the other parties hereto. The applicable Originator shall, on the Business Day following such notice, repurchase the affected Transferred Receivable, at the option of such Originator, either (i) by making a cash payment to the Purchaser in an amount equal to the Repurchase Price (defined below), or (ii) so long as no "Event of Termination" under, and as defined in, the Financing Agreement has occurred, and no Pool Non-compliance Date has occurred and is continuing under (and as defined in) the Financing Agreement, by either (x) reducing the principal amount of the Subordinated Note due to such Originator by the amount of the Repurchase Price (defined below) or (y) transferring ownership of a new Eligible Receivable to the Purchaser on such Business Day having an Outstanding Balance at least equal to the Repurchase Price. The "Repurchase Price" for any Purchased Receivable to be repurchased under this Section 2.03(d) shall equal the Purchase Price paid for such Receivable by the Purchaser minus Collections received in respect thereof minus any payments or offsets made by the related Originator to the Purchaser in respect of Dilution Factors relating to such Transferred Receivable. Simultaneously upon the payment to the Purchaser, or transfer to the Purchaser of Eligible Receivables in respect of, the Repurchase Price for any such repurchased Transferred Receivable, such Transferred Receivable and all Transferred Assets relating solely to such Transferred Receivable shall automatically be reconveyed by the Purchaser to the related Originator without any further action by the Purchaser or any other Person, and the Purchaser shall have no further rights with respect thereto. Each party hereto shall, at the related Originator's expense, take any action the other

                                                   ORIGINATOR PURCHASE AGREEMENT
party may reasonably request to further evidence such reconveyance. Each Originator's obligation to reacquire Transferred Receivables pursuant to this
Section 2.03(d) shall, upon satisfaction thereof, constitute the sole remedy (except for any obligation under Section 6.01 hereof) respecting the event giving rise to such obligation and is expressly limited to the Transferred Receivable affected by such event. Except as expressly provided in this Section 2.03, no Originator shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from the Purchaser any Transferred Assets or to rescind or otherwise retroactively affect any transfer of any Transferred Assets after the date on which such Transferred Assets are transferred by the Purchaser hereunder.

            (e) Except as stated in subsection (c) or (d) of this Section 2.03 or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.

            SECTION 2.04. Payments and Computations, Etc.

            (a) All amounts to be paid or deposited by an Originator hereunder, including payments to be made with respect to Deemed Collections, shall be paid or deposited no later than 2 P.M. (New York City time) on the day when due in same day funds to an account or accounts designated by the Purchaser from time to time, which accounts, during the existence of the Financing Agreement, shall be the Facility Account or such other accounts set forth in the Financing Agreement.

            (b) Each Originator shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by such Originator when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

            (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

            SECTION 2.05. Certain Rights of the Purchaser.

            (a) The Purchaser may, at any time during the existence of an Event of Termination, give notice of ownership to, and/or direct, the Obligors of Transferred Assets and any other Person obligated on any Transferred Assets, or any of them, that payment of all amounts payable under any Transferred Asset shall be made directly to the Purchaser or its assignees.

            (b) The Initial Purchase hereunder shall include the transfer by each Originator, and each Originator does hereby transfer, to the Purchaser (and its assigns and

                                                   ORIGINATOR PURCHASE AGREEMENT
designees) the exclusive ownership and control of the Lockboxes and Deposit Accounts. From and after the Initial Purchase Date, no Originator shall have any right to withdraw or order a transfer of funds from the Deposit Accounts or to direct the investment of any funds therein.

            (c) At the Purchaser's request and at the applicable Originator's expense, each Originator shall (i) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Assets or that are otherwise necessary or desirable to collect the Transferred Assets, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Assets in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

            (d) Each Originator authorizes the Purchaser to take any and all steps in the applicable Originator's name and on behalf of such Originator that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Assets, including, without limitation, endorsing such Originator's name on checks and other instruments representing Collections of Transferred Assets and enforcing the Transferred Assets.

            SECTION 2.06. Rights and Remedies.

            (a) If any Originator fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such obligation; and the costs and expenses incurred in connection therewith shall be payable by such non-performing Originator.

            (b) Each Originator shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if such Originator had not sold Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve such Originator from such obligations or its obligations with respect to the Transferred Assets. The Purchaser shall not have any obligation or liability with respect to any Transferred Assets, nor shall the Purchaser be obligated to perform any of the obligations of the applicable Originator thereunder.

            SECTION 2.07. Transfer of Records to Purchaser.

            (a) Each Purchase hereunder shall include the transfer of, and each Originator does hereby transfer to the Purchaser, all of each Originator's right and title to and interest in the records relating to the Transferred Assets, and each Originator hereby agrees that such transfer shall be effected automatically with each such Purchase, without any further action on the part of the parties hereto or any further documentation.

            (b) In connection with such transfer, to the extent not prohibited under the relevant agreement between an Originator and the relevant licensor, each Originator hereby grants to each of the Purchaser, the Program Agent (as the Purchaser's assignee) and the Servicer

                                                   ORIGINATOR PURCHASE AGREEMENT
an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Transferred Assets, whether such software is owned by any Originator or is owned by others and used by such Originator under license agreements with respect thereto; provided that should the consent of any licensor of such software to grant the license described herein be required, each Originator hereby agrees that upon request by the Purchaser (or the Program Agent as the Purchaser's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

            (c) Each Originator shall take such action requested by the Purchaser, from time to time hereafter, that may be deemed by the Purchaser as reasonably necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Assets and, subject to the limitation in clause (b) above, rights (whether by ownership, license or sublicense) to the use of such Originator's computer software system to access and create such records, subject to the rights of any licensors and applicable law.

            SECTION 2.08. Servicer.

            (a) Each Originator acknowledges that pursuant to the Financing Agreement the Program Agent has appointed the Servicer to take certain actions associated with the administration and collection of the Transferred Assets. Each Originator agrees that it shall cooperate with the Servicer in collecting amounts due from Obligors in respect of the Transferred Assets. Each Originator hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by Purchaser (whether or not from such Originator) in connection with any Transferred Asset.

            (b) Each Originator agrees that in connection with the Servicer's duties under the Financing Agreement and the agreements in this Section 2.08 that the Servicer shall be a third party beneficiary of this Agreement to the same extent as if the Servicer was a party hereto.

            SECTION 2.09. Originators. With the written consent of the Program Agent and Purchaser, additional Persons may from time to time be added as "Originators" hereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.01. Representations and Warranties of the Originators. Each Originator represents and warrants as of each Purchase Date as follows:

            (a) Due Formation and Good Standing. Each Originator is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (as listed in Schedule 1 attached hereto), has all corporate power and authority to carry on its

                                                   ORIGINATOR PURCHASE AGREEMENT
business as now conducted, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            (b) Due Authorization and No Conflict. The execution, delivery and performance by each Originator of this Agreement and the other Transaction Documents to which it is a party, including such Originator's sale of Receivable Assets hereunder and such Originator's use of the proceeds of Purchases, (i) are within such Originator's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) such Originator's Charter Documents, (B) any law, rule or regulation applicable to such Originator the breach of which could be reasonably expected to have a Material Adverse Effect, (C) any contractual restriction binding on such Originator or its property or (D) any order, writ, judgment, award, injunction or decree binding on such Originator or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the transfer of such Originator's interest in the Transferred Assets pursuant to this Agreement). This Agreement has been duly executed and delivered by each Originator.

            (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by each Originator of this Agreement or any other document to be delivered by it hereunder, except for the filing of UCC financing statements referred to herein.

            (d) Enforceability of Transaction Documents. Each of the Transaction Documents to which each Originator is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, subject to the Enforceability Exceptions.

            (e) Perfection of Interest in Transferred Assets. Immediately after each Purchase hereunder, the Purchaser will have acquired a valid and perfected first priority ownership interest or security interest in each such Transferred Asset so purchased, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect, is filed in any appropriate recording office listing any Originator as debtor or seller, covering any Transferred Assets except such as may be filed in favor of the Purchaser in accordance with this Agreement, in favor of the Borrower in accordance with the Secondary Purchase Agreement or in favor of the Program Agent in accordance with the Financing Agreement and except those being released or terminated on or prior to the date hereof.

            (f) Financial Statements. The consolidated balance sheet of HLIOC and its Subsidiaries as at January 31, 2005, and the related statements of income, stockholders equity and cash flow of HLIOC and its Subsidiaries for the fiscal year then ended, reported on by KPMG, LLP, copies of which have been furnished to the Purchaser, fairly present, in accordance with GAAP, the financial condition and results of operations and cash flows of HLIOC and its Subsidiaries as of and for the fiscal year ended on such date. Since January 31, 2005, there has been no Material Adverse Change with respect to the Originators, taken as a whole or the Parent and its Subsidiaries taken as a whole.

                                                   ORIGINATOR PURCHASE AGREEMENT

            (g) No Litigation. Except as disclosed in the Parent's or any Originator's publicly available SEC filings or otherwise disclosed in writing to the Program Agent after the date hereof, there is no pending or threatened action, investigation or proceeding affecting such Originator or any of its Subsidiaries before any court, Governmental Entity or arbitrator in which there is a reasonable possibility of an adverse decision which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which in any way draws into question the validity or enforceability of this Agreement or any Transaction Document.

            (h) Use of Proceeds. No proceeds of any Purchase will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

            (i) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (j) Eligibility of Eligible Receivables. Each Transferred Receivable characterized in any Borrower Report, Daily Report or Weekly Report as an Eligible Receivable is, as of the date of such report (or if applicable, as of a date certain specified in such report) an Eligible Receivable. Each Transferred Asset is owned (immediately prior to its sale hereunder) by the applicable Originator free and clear of any Adverse Claim. As of each Purchase Date, each Receivable originated by each Originator as of the close of business on the Business Day immediately preceding such Purchase Date has been transferred to the Purchaser hereby.

            (k) Accuracy of Information. All written information, exhibits, financial statements, documents, books, records and reports furnished or to be furnished at any time (whether before or after the date of this Agreement) by such Originator to the Purchaser, Program Agent or Borrower in connection with this Agreement or any other Transaction Document is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished (or, if applicable, as of a date certain specified in such report), and, as of any such date, no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            (l) Location of Chief Executive Office and Records; Organizational Identification Number. The location of each Originator's principal place of business and chief executive office, the locations of the offices where it keeps all the books and records relating to the Transferred Assets, its form of organization, sole jurisdiction of organization, federal employer identification number and organizational identification number (if any) are correctly set forth on Exhibit C. No Originator has had any chief executive office in the past five
(5) years other than that set forth on Exhibit C.

            (m) Collection Information. The names and addresses of all the Deposit Banks, together with the post office boxes and account numbers of the Lockboxes and Deposit Accounts at such Deposit Banks are specified in Exhibit D (as the same may be updated from time to time pursuant to Section 4.01(g)). The Lockboxes and Deposit Accounts are the only

                                                   ORIGINATOR PURCHASE AGREEMENT
post office boxes and bank accounts into which Collections of Transferred Receivables are deposited or remitted.

            (n) No Trade Names. Except as set forth under the name of each Originator in Schedule 2, no Originator is known by nor uses any tradename or doing-business-as name.

            (o) No Licenses. With respect to any programs (software or otherwise) used by each Originator in the servicing of the Transferred Receivables, no sublicensing agreements are necessary in connection with the designation of any Servicer other than HLIOC so that such other Servicer would have the benefit of such programs.

            (p) Solvency. Each Originator is Solvent. The transfers of Transferred Assets by each Originator to the Purchaser pursuant to this Agreement, and all other transactions between each Originator and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Originator. The transfers of Transferred Assets pursuant to this Agreement will not render any Originator insolvent.

            (q) Taxes. Each Originator has timely filed all United States Federal income tax returns (if any) and all other tax returns which are required to be filed by it and has paid all material taxes, assessments or governmental charges of any kind that are due and payable by it pursuant to such returns or pursuant to any assessment received by such Originator; provided that such Originator may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when such Originator is in good faith contesting the same, so long as (i) adequate reserves have been established in accordance with GAAP, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest if such enforcement could reasonably be expected to have a Material Adverse Effect, and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid as required after final resolution of such contest. The charges, accruals and reserves on the books of such Originator in respect of taxes and other governmental charges are, in such Originator's opinion, adequate

            (r) Compliance with Laws. Each Originator has complied in all respects with all applicable laws, rules, tariffs, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

            (s) Accounting. The manner in which each Originator accounts for the transactions contemplated by this Agreement is consistent with the "true sale" opinion to be rendered by Skadden, Arps, Slate, Meagher & Flom LLP on the date hereof.

            (t) No Events of Termination. Immediately after giving effect to each Purchase, no Event of Termination has occurred.

            (u) Ownership. As of the date hereof, the issued and outstanding Stock of the Purchaser described on Schedule 3 with respect to each Originator is directly owned of record by

                                                   ORIGINATOR PURCHASE AGREEMENT
such Originator, all of which stock is validly issued and fully paid and there are no options, warrants or other rights to acquire any shares of Stock of the Purchaser.

            (v) Transaction Documents. The Transaction Documents represent all agreements between the Originators and the Purchaser relating to the transfer of the Transferred Receivables except for other agreements related to the transactions that are permitted by Section 4.01(l).

            (w) Investment Company Act. No Originator is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (x) Payments to Originators. With respect to each Transferred Asset transferred to the Purchaser hereunder, the Purchase Price received by the Originators constitutes reasonably equivalent value in consideration thereof. No transfer by any Originator to the Purchaser of a Transferred Asset has been made for or on account of an antecedent debt owed by any Originator to the Purchaser, and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

            (y) Compliance with Credit and Collection Policy. Each Originator has complied in all material respects with the Credit and Collection Policy with regard to its origination of each Transferred Receivable and the related Contract and has not made any change to such Credit and Collection Policy other than as permitted under Section 4.01(f).

            (z) Determination by Management. The management of each Originator has determined that the transactions contemplated hereby, including such Originator's transfer of the Receivable Assets to the Purchaser, are in such Originator's best interests and represents a practicable course of action without impairing the rights and interests of such Originator's creditors.

            (aa) Anti-Terrorism Laws and Anti-Money Laundering Laws. None of Originators is a Person who owns a controlling interest in or otherwise controls any Originator is or shall be, (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list (collectively, the "Lists") maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"); or (ii) a Person (a "Designated Person") either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the "Executive Orders"). No Originator (x) is a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or (y) is a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Orders or (z) is affiliated or associated with a Person or entity listed in the preceding clause (x) or clause (y). No Originator, any of its Affiliates, nor any brokers or other agents acting in any capacity in connection with the transactions contemplated hereunder (I) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders or (II) engages

                                                   ORIGINATOR PURCHASE AGREEMENT
in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

            (bb) No Violation of Anti-Money Laundering Laws. No Originator and no holder of a direct or indirect interest in any Originator (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. Sections 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.01. Covenants of the Originators. Until the Final Collection Date, each Originator shall:

            (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges could not reasonably be expected to result in a Material Adverse Effect.

            (b) Offices, Records, Name and Organization. Keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Assets at the address of such Originator set forth on Exhibit C hereto or, upon 30 days' prior written notice to the Purchaser and its assignees, at any other locations within the United States. No Originator will change its name or its jurisdiction of organization, unless (i) such Originator shall have provided the Purchaser and its assignees with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions required by Section 4.01(j) shall have been taken and completed. Such Originator shall make a notation in its books and records, including its computer files, to indicate which Receivables and other Receivable Assets have been sold by it to the Purchaser hereunder.

            (c) Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Assets, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

            (d) Sales, Liens, Etc. Except for the sales of Transferred Assets contemplated herein, not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable Asset or Originator Collateral, or upon or with respect to any account to which any Collections of any Transferred Asset are sent, or assign any right to receive income in respect thereof.

                                                   ORIGINATOR PURCHASE AGREEMENT

            (e) Extension or Amendment of Receivables. Except as permitted under
Section 6.02(c) of the Financing Agreement in any Originator's capacity as the Servicer, not extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract (to which it is a party) related thereto.

            (f) Change in Business or Credit and Collection Policy. Not make any change in the character of its business or in the Credit and Collection Policy that would impair the collectibility of the Transferred Receivables.

            (g) Change in Payment Instructions to Obligors. Not add or terminate any post office box, bank, or bank account as a Lockbox, Deposit Bank, or Deposit Account from those listed in Exhibit D to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to any such box or account, unless the Purchaser shall have received notice of such addition, termination or change (including an updated Exhibit D) and a fully executed Deposit Account Agreement with each new Deposit Bank with respect to each new Lockbox or Deposit Account.

            (h) Deposits to Lockboxes and Deposit Accounts. Instruct all of its Obligors to remit all their payments in respect of Transferred Assets to Deposit Accounts or Lockboxes associated therewith. If an Originator shall receive any Collections directly, it shall immediately (and in any event within one Business
Day) deposit the same to a Deposit Account. No Originator will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox or Deposit Account cash or cash proceeds other than Collections of Transferred Assets.

            (i) Audits. Will, at their respective expense, from time to time during regular business hours as requested by the Purchaser, its assignees, agents or representatives (including independent public accountants, which may be any Originator's or the Parent's independent public accountants and consultants), permit such Persons (i) to conduct audits of the Transferred Assets and the related books and records and collections systems of any Originator, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of any Originator relating to the Transferred Assets, and (iii) to visit the offices and properties of any Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to the Transferred Assets or any Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of any Originator having knowledge of such matters. In addition, the Purchaser, its assignees, agents or representatives may appoint independent public accountants or other Persons acceptable to the Purchaser or its assigns (which shall not be the Parent's or any Originator's independent public accountants who perform regular financial statement audits for the Parent and its Subsidiaries), to prepare and deliver to the Purchaser and its assignees a written report with respect to the Transferred Assets and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Purchaser or its assigns, and the Originators shall reimburse the Purchaser and its assigns all reasonable costs and expense incurred in connection therewith; provided, that so long as no Event of Termination has occurred or is continuing, the Originators' reimbursement obligations hereunder shall be limited to four such audits per calendar year (but without such limitation for

                                                   ORIGINATOR PURCHASE AGREEMENT
follow-up audits if an audit deficiency is described during any such audit or follow-up audit); provided, further, that satisfaction of the requirements of
Section 5.02 of the Financing Agreement shall also constitute satisfaction of this sentence.

            (j) Further Assurances.

                  (i) From time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Purchaser or its assignees may reasonably request, to perfect, protect or more fully evidence the sale of Transferred Assets under this Agreement, or to enable the Purchaser or its assignees to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, such Originator will, upon the request of the Purchaser or its assignees,
      (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Assets; and (B) deliver to the Purchaser copies of all Contracts (to which it is a party) relating to the Transferred Assets and all records relating to such Contracts and the Transferred Assets, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment).

                  (ii) Such Originator authorizes the Purchaser or its assignees to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Assets and Originator Collateral.

                  (iii) Perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Assets had not been sold or transferred.

            (k) Reporting Requirements. Provide to the Purchaser the following:

                  (i) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-Q pursuant to SOXA, financial information regarding HLIOC and its Subsidiaries consisting of consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, certified by a Financial Officer of the Originators as fairly presenting the consolidated financial position of HLIOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments);

                  (ii) as soon as available and in any event prior to the date on which the Parent is required to file a form 10-K pursuant to SOXA, financial information regarding HLIOC and its Subsidiaries consisting of consolidated and consolidating balance sheets of HLIOC and its Subsidiaries as of the end of such year and related statements of income and cash flows of HLIOC and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of the consolidated financial statements,

                                                   ORIGINATOR PURCHASE AGREEMENT
      without qualification as to the scope of the audit or as to HLIOC being a going concern by KPMG, LLP or other independent public accountants of recognized national standing acceptable to the Program Agent, together with a report of such accounting firm stating that (A) such financial statements fairly present the consolidated financial position of HLIOC and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes which such accountants shall concur and that shall have been disclosed in the notes to such financial statements) and (B) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Originators and their Subsidiaries such accounting firm has obtained no knowledge that a "Default" or "Event of Default" under and as defined in the Credit Agreement has occurred and is continuing, or, if in the opinion of such accounting firm, a default or event of default under the Credit Agreement has occurred and is continuing, a statement as to the nature thereof;

                  (iii) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or Incipient Event of Termination, in each case of which the Originators have actual knowledge, a statement of a Financial Officer of the Originators setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Originators have taken and propose to take with respect thereto;

                  (iv) promptly after the sending or filing thereof, copies of all reports which the Originators or Parent send to any of their securityholders, and copies of all reports and registration statements which the Originators or Parent file with the Securities Exchange Commission or any national securities exchange;

                  (v) at least 30 days prior to any change in an Originator's name or state of organization, a notice setting forth the new name or state of organization and the effective date thereof;

                  (vi) promptly and in no event more than five (5) Business Days after obtaining knowledge thereof, notice of any matter or the occurrence of any event concerning it which could reasonably be expected to have a Material Adverse Effect; and

                  (vii) such other information respecting the Transferred Assets or the condition or operations, financial or otherwise, of any Originator, HL Funding I, LLC or HL Funding II, Inc. as the Purchaser may from time to time reasonably request, to the extent such disclosure is permitted under applicable law, rule or regulation.

Reports and financial statements required to be delivered pursuant to clauses
(i), (ii) and (iv) of this Section 4.01(k) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent's website on the internet at http://www.hayes-lemmerz.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov.

                                                   ORIGINATOR PURCHASE AGREEMENT

            (l) Limitation on Transactions with the Purchaser. Not enter into, or be a party to any transaction with the Purchaser, except for (i) the transactions contemplated by this Agreement and the other Transaction Documents; and (ii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Purchaser than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

            (m) Additional Information. If additional information is requested by the Obligor as to a bill or supporting claim documents, such Originator has or will promptly provide the same, and if any error has been made with respect to such information, such Originator will promptly correct the same and, if necessary, rebill such Receivable.

            (n) Records. Record each Purchase as a sale or capital contribution, as the case may be, on its books and records, and reflect each Purchase in its financial statements and tax returns as a sale or capital contribution, as the case may be. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all such Transferred Receivables, and in which timely entries are made in accordance with GAAP. Such books and records shall include, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable, as well as its actual experience with respect to any Dilution Factor. Promptly notify the Purchaser of any material conversion or substitution (excluding, in each case, version upgrades) of the computer software used by any Originator in its collection of Transferred Receivables.

            (o) Separate Existence. Take all reasonable steps (including, without limitation, all steps that the Purchaser may from time to time reasonably request) to maintain each of the Borrower's and Purchaser's identity as a separate legal entity from it and to make it manifest to third parties that each of the Borrower and Purchaser is an entity with assets and liabilities distinct from those of it and each of its other Affiliates. Without limiting the generality of the foregoing, it shall (i) maintain its books and records separate from those of the Borrower and Purchaser and maintain records of all intercompany debits and credits and transfers of funds made by it on the Purchaser's behalf; (ii) prevent the commingling of its funds or other assets with those of the Borrower and Purchaser, and not maintain bank accounts or other depository accounts to which the Borrower or Purchaser is an account party, into which the Borrower or Purchaser makes deposits or from which the Borrower or Purchaser has the power to make withdrawals except as otherwise contemplated hereunder or under the Financing Agreement with respect to the Servicer's administration of Collections; (iii) not enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with the Borrower or Purchaser which is on terms that are less favorable to it than those that might be obtained in an arm's length transaction at the time from Persons who are not Affiliates and which is not evidenced by or pursuant to a written agreement; (iv) not pay the operating expenses and liabilities of the Borrower or Purchaser; (v) clearly identify its office space (by sign or otherwise) as being separate and distinct from the offices of, or any space occupied by, the Borrower and Purchaser and allocate fairly with the Borrower and Purchaser any overhead, if relevant, for shared office space or business facilities or equipment;

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

(vi) act solely in its own name, through its own officials or representatives where relevant, and not hold the Borrower or Purchaser out as a "division" or "part" of it; (vii) have stationery and other business forms and a telephone number separate from that of the Borrower and Purchaser; and (viii) take all other actions reasonably necessary on its part to operate its business and perform its obligations under the Transaction Documents in a manner consistent with Section 5.01(g) of the Financing Agreement, Section 4.01(o) of the Secondary Purchase Agreement and the factual assumptions described in the legal opinions with respect to non-consolidation or true sale matters delivered pursuant to Section 3.01(g) of the Financing Agreement to the extent applicable to it. In addition to the foregoing, it will cause any financial statements consolidated with those of the Borrower or Purchaser to state that the Purchaser's business consists of the purchase of Receivable Assets from it, the Borrower's business consists of the purchase of Receivables Assets from Purchaser and that each of the Borrower and Purchaser is a separate legal entity with its own separate creditors who, in any liquidation of the Borrower or Purchaser, will be entitled to be satisfied out of the Borrower's or Purchaser's, as applicable, assets prior to any value in the Borrower or Purchaser becoming available to the Borrower's or Purchaser's equity holders.

            (p) Taxes. File all material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except such as are being contested in compliance with Section 3.01(q) and pay when due any taxes payable in connection with the transfer of the Receivables Assets.

            (q) Accounting of Transfers. Not account for or treat (whether in financial statements or otherwise) the transactions provided for by this Agreement in any manner other than as the sale and/or absolute conveyance by it of Transferred Assets to the Purchaser.

            (r) Extension or Amendment of Transferred Receivables. Not extend, amend, waiver or otherwise modify, the terms of any Transferred Receivable or any Contract related thereto, except (i) in accordance with the Credit and Collection Policy or (ii) as otherwise permitted hereunder.

            (s) Anti-Terrorism and Anti-Money Laundering Law Notices. Shall immediately notify the Purchaser if such Person obtains knowledge that any holder of a direct or indirect interest in any Originator, or any director, manager or officer of any of such holder, (a) has been listed on any of the Lists, (b) has become a Designated Person, (c) is under investigation by any governmental authority for, or has been charged with or convicted of, money laundering drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (d) has been assessed civil penalties under any Anti-Money Laundering Laws, or (e) has had funds seized or forfeited in an action under any Anti-Money Laundering Laws.

                                                   ORIGINATOR PURCHASE AGREEMENT

                                    ARTICLE V

                              EVENTS OF TERMINATION

            SECTION 5.01. Events of Termination. If any of the following events ("Events of Termination") shall occur and be continuing:

            (a) any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement (including any payment with respect to any Deemed Collection);

            (b) any Originator shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 4.01(b), 4.01(d), 4.01(g), 4.01(h), 4.01(l), 4.01(o) or 4.01(q) or (ii) any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty
(30) days;

            (c) any representation or warranty (unless such representation or warranty relates solely to one or more specific Receivables incorrectly characterized as Eligible Receivables and the applicable Originator shall have made any required Deemed Collection payment pursuant to Section 2.03 with respect to such Receivables) made or deemed made by any Originator (or any of its officers) under or in connection with this Agreement or any information or report delivered by any Originator pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered (except that the materiality standard in this clause (c) shall not apply to any such representation or warranty that is qualified by a materiality standard by its terms);

            (d) any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $17,500,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

            (e) any Purchase of Transferred Assets hereunder shall for any reason cease to constitute valid and perfected ownership of such Transferred Assets or immediately prior to each Purchase hereunder any Originator shall cease to have a valid and perfected first priority ownership interest therein, or there shall exist any Adverse Claim in the Originator Collateral;

            (f) (i) any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general

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

assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (f);

            (g) an Event of Termination shall have occurred under the Financing Agreement; or

            (h) there shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables or the ability of any Originator to collect Transferred Receivables or otherwise perform its respective obligations under this Agreement or the other Transaction Documents;

then, and in any such event, the Purchaser may, by notice to the Originators, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and all Purchases hereunder shall cease immediately; provided, however, that in the case of any event described in clause (f)(ii) above, the Facility Termination Date shall occur automatically upon the occurrence of such event. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Transferred Assets and Originator Collateral provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

Notwithstanding anything in the foregoing to the contrary, if any Event of Termination set forth in Section 5.01(b), (c), or (h) shall have occurred and be continuing with respect to any Originator (solely for the purposes of such determination, the provisions herein shall be construed as applying severally to each Originator and not jointly), and if (1) the Purchaser shall have received written notice from such Originator of its election to be treated as a "Defaulting Originator" hereunder within two Business Days of the occurrence of such Event of Termination, (2) no other Event of Termination shall have occurred and be continuing, and (3) the sum of (x) the aggregate existing Defaulting Originator Percentages and (y) the Defaulting Originator Percentage that would be applicable to such Originator if such Originator were deemed a Defaulting Originator hereunder, would not exceed 15%, then such Originator shall become a "Defaulting Originator" under the Transaction Documents, and such Events of Termination as they relate to such Defaulting Originator shall be deemed cured (and no longer applicable to such Defaulting Originator) and the Facility Termination Date may no longer be declared solely as a result thereof.

                                                   ORIGINATOR PURCHASE AGREEMENT

                                   ARTICLE VI

                                 INDEMNIFICATION

            SECTION 6.01. Indemnities by the Originators.

            (a) Without limiting any other rights which the Purchaser may have hereunder or under applicable law, each Originator hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an "Indemnified Party"), from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Indemnified Party arising out of or as a result of any of the following:

                  (i) the characterization (A) in any Borrower Report, Weekly Report, Daily Report or (B) for the purpose of inclusion of a Transferred Receivable in the Net Receivables Pool Balance in any other written statement made by such Originator to the Program Agent, of any Transferred Receivable as an Eligible Receivable which is not an Eligible Receivable as of the date on which such information was certified;

                  (ii) any representation or warranty or statement made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, which shall have been incorrect in any respect when made or deemed made;

                  (iii) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Transferred Asset or the related Contract; or the failure of any Transferred Asset or the related Contract to conform to any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Purchaser absolute ownership of the Transferred Assets that are, or that purport to be, the subject of a Purchase under this Agreement, free and clear of any Adverse Claim;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a Purchase under this Agreement from such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by such Originator acting as Servicer);

                  (vi) any failure of such Originator to comply with any term, provision or covenant contained in this Agreement or any other Transaction Document to which it

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                                       34
      is a party or to perform its duties or obligations under any Contract related to a Transferred Receivable;

                  (vii) any products liability or other claim arising out of or in connection with goods or services which are the subject of any Contract related to a Transferred Receivable originated by such Originator;

                  (viii) the commingling of Collections of Transferred Assets by such Originator (or a designee of such Originator), as Servicer or otherwise, at any time with other funds;

                  (ix) any investigation, litigation or proceeding related to this Agreement or any other Transaction Document to which such Originator is a party or the use of proceeds of Purchases by such Originator or in respect of any Transferred Asset with respect thereto;

                  (x) any claim brought by any Person other than an Indemnified Party arising from any activity such Originator or any designee of such Originator in servicing, administering or collecting any Transferred Asset;

                  (xi) the sale by any Originator of any Receivable Asset in violation of any applicable law, rule or regulation;

                  (xii) any Adverse Claim attaching to any Transferred Asset or any Originator Collateral with respect thereto, except a Lien created under the Transaction Documents;

                  (xiii) the failure to pay when due any and all Other Taxes and the payment by such Indemnified Party of Taxes;

                  (xiv) any failure by the Purchaser to give reasonably equivalent value to such Originator in consideration for the transfer by such Originator to the Purchaser of any Transferred Assets, or any attempt by any Person to void any Purchases under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                  (xv) the failure of any Lockbox processor or Deposit Bank to remit any amounts or items of payment held in a Lockbox or Deposit Account pursuant to the instructions of the Program Agent given in accordance with the Financing Agreement, the applicable Deposit Account Agreement or the other Transaction Documents, whether by reason of the exercise of setoff rights or otherwise;

                  (xvi) the failure of such Originator to furnish accurate and complete documentation (including, without limitation, a Contract or invoice) to any Obligor; and

                  (xvii) any Transferred Receivable becoming (in whole or in part) a Diluted Receivable.

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                                       35

            (b) It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Assets and (ii) that nothing in this Section 6.01 shall require any Originator to indemnify any Person (A) for Transferred Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor or (B) for damages, losses, claims or liabilities or related costs or expenses to the extent found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. In no event, however, shall Originators be liable for punitive damages other than arising from a third party claim.

            (c) Any amounts subject to the indemnification provisions of this
Section 6.01 shall be paid by the Originators to the related Indemnified Party within five (5) Business Days following demand therefor accompanied by reasonable supporting documentation with respect to such amounts. Notwithstanding anything to the contrary in this Agreement, solely for purposes of this Section 6.01, any representation, warranty or covenant qualified by materiality or the occurrence of a Material Adverse Effect shall not be so qualified.

            (d) No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to any Originator or any of their security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct or breach of its obligations under the Financing Agreement. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by an Originator therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Originators, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. This Agreement, the Secondary Purchase Agreement and the Financing Agreement, together with the other written agreements required to be delivered hereunder and thereunder and the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                                                   ORIGINATOR PURCHASE AGREEMENT

            SECTION 7.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to each party hereto, at its address set forth on Exhibit C hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notwithstanding anything herein to the contrary, delivery of a single notice to HLIOC shall constitute delivery of a notice to each and every one of the Originators. All notices and communications given to any party hereto shall be deemed to have been given on the date of receipt. Each of the Purchaser and the Originators consents to the service of any and all process in any action or proceeding described in Section 7.05 by the mailing of copies of such process to it at its address specified for notice hereunder. Nothing in this Section 7.02 shall affect the right of the Purchaser or any Originator to serve legal process in any other manner permitted by law.

            SECTION 7.03. Binding Effect; Assignability.

            (a) This Agreement shall be binding upon and inure to the benefit of the Originators, the Purchaser and their respective successors and assigns; provided, however, that no Originator may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Assets, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

            (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by an Originator pursuant to Article III and the provisions of Article VI and Sections 7.04 and 7.05 shall be continuing and shall survive any termination of this Agreement.

            SECTION 7.04. Costs, Expenses and Taxes.

            (a) In addition to the rights of indemnification granted to the Purchaser pursuant to Article VI hereof, the Originators agree to pay on demand, on a joint and several basis, all costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Originators agree to pay, on a joint and several basis, all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Assets which are not paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor.

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

            (b) In addition, the Originators agree to pay, on a joint and several basis, any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Originators agree, on a joint and several basis, to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

            SECTION 7.05. WAVIER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE AMONG ANY OF THE ORIGINATORS AND THE PURCHASER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP AMONG THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. EACH PARTY HERETO HEREBY AGREES AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK FOR THE PURPOSE OF ADJUDICATING ANY CLAIM OR CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND, FOR SUCH PURPOSE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE THEREIN OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 7.05 SHALL AFFECT THE RIGHT OF ANY ORIGINATOR OR THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

            SECTION 7.06. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 7.08. Purchaser's Assignment of Rights to Program Agent. Each Originator acknowledges that all of the Purchaser's right, title and interest in, to and under this Agreement and each other document, agreement or instrument executed in connection herewith or therewith, constitutes part of the Transferred Assets and the Collateral under the Financing Agreement. Pursuant to and subject to the limitations contained in, and the terms and conditions of, the Financing Agreement, the Purchaser has assigned to the Program Agent, for the benefit of the Beneficiaries, all benefits, rights and remedies exercisable by the Purchaser under this Agreement and each other document, agreement or instrument executed in connection herewith or therewith. Such assignment includes, without limitation, (a) all monies due and to become due

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                                       38
to the Purchaser from each Originator, whether as Transferred Receivables or any fees, expenses, costs, indemnities, or damages for the breach of this Agreement or otherwise and (b) all rights, remedies, powers, privileges and claims of the Purchaser against each Originator under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or as otherwise available at law or in equity). Each Originator acknowledges that the Program Agent shall have the sole right to enforce the Purchaser's rights and remedies under this Agreement to the extent permitted by the Financing Agreement; provided, however, that the Program Agent shall not be obligated to perform any of the obligations of the Purchaser under this Agreement. Each Originator acknowledges that the rights of the Program Agent with respect to the rights and remedies in connection with any indemnification or any breach of any representation, warranty, or covenant made by such Originator under this Agreement shall be continuing and shall survive any termination of this Agreement.

            SECTION 7.09. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the Purchaser under this Agreement shall be payable solely out of Collections as they are received by or are available to the Purchaser to make such payments pursuant to the Secondary Purchase Agreement, and, to the extent Collections are not available to pay such obligations, the claims relating thereto shall not constitute a claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) against the Purchaser but shall continue to accrue. Each Originator agrees that the payment by the Purchaser of any claim of any such Originator hereunder shall be subordinated in the priority for such claim on the same subordination terms as set forth in the Subordinated Note. Each Originator hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in Section 5.01(f)(ii) so long as any Obligations shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Obligations shall have been outstanding.

            SECTION 7.10. Confidentiality.

            (a) Each Originator agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Purchaser, (ii) to the legal counsel and auditors of such Originator if they agree to hold it confidential and (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

            (b) The Purchaser agrees to maintain the confidentiality of all information with respect to each Originator furnished or delivered to it pursuant to this Agreement and identified by such Originator as being confidential; provided, that such information may be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and their respective counsel if they agree to hold it confidential, (ii) to the nationally recognized statistical rating agencies, (iii) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party (or its assignees), (iv) in connection with enforcement of the

                                                   ORIGINATOR PURCHASE AGREEMENT

Purchaser's or any Beneficiary's rights and remedies hereunder or under the other Transaction Documents, and (v) to any other Person with HLIOC's prior written consent; and provided, further, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (A) disclosure as required pursuant to the Transaction Documents, (B) disclosure of any and all information (w) if required to do so by any applicable statute, law, rule or regulation, or in working with any taxing authorities or other governmental agencies, (x) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of any Beneficiary's business or that of its affiliates, (y) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which any Beneficiary or any affiliate or an officer, director, employer or shareholder thereof is a party, or (z) to any affiliate, independent or internal auditor, agent, employee or attorney of any Beneficiary having a need to know the same, provided that such Beneficiary advises such recipient of the confidential nature of the information being disclosed.

            (c) Notwithstanding any other provision herein or in any other Transaction Document, the Purchaser hereby confirms that the Originators (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents.

            SECTION 7.11. Dissolution of HL Funding I, LLC. The Originators agree to cause HL Funding I, LLC to be dissolved within sixty (60) days of the date hereof.

                                                   ORIGINATOR PURCHASE AGREEMENT

                                      * * *

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          ORIGINATORS:

                          HAYES LEMMERZ INTERNATIONAL - SEDALIA, INC.

                          HAYES LEMMERZ INTERNATIONAL - COMMERCIAL HIGHWAY, INC.

                          HAYES LEMMERZ INTERNATIONAL - GEORGIA, INC.

                          HAYES LEMMERZ INTERNATIONAL IMPORT, INC.

                          HAYES LEMMERZ INTERNATIONAL - WABASH, INC.

                          HAYES LEMMERZ INTERNATIONAL - LAREDO, INC.

                          HAYES LEMMERZ INTERNATIONAL - HOMER, INC.

                          HAYES LEMMERZ INTERNATIONAL - BRISTOL, INC.

                          HAYES LEMMERZ INTERNATIONAL - MONTAGUE, INC.

                          HAYES LEMMERZ INTERNATIONAL - SOUTHFIELD, INC.

                          HAYES LEMMERZ INTERNATIONAL - TECHNICAL CENTER, INC.

                          By:     /s/ GARY FINDLING
                              ------------------------------------------
                                  Gary Findling
                                  Treasurer

                          PURCHASER:

                          HAYES FUNDING I, LLC

                          By:     /s/ GARY FINDLING
                              ------------------------------------------
                          Name:   Gary Findling
                          Title:  Treasurer

                                                   ORIGINATOR PURCHASE AGREEMENT

                                     Sch 1-1

                                   SCHEDULE 1

                               LIST OF ORIGINATORS

ORIGINATORS

Hayes Lemmerz International - Sedalia, Inc.
Hayes Lemmerz International - Commercial Highway, Inc.
Hayes Lemmerz International - Georgia, Inc.
Hayes Lemmerz International Import, Inc.
Hayes Lemmerz International - Wabash, Inc.
Hayes Lemmerz International - Laredo, Inc.
Hayes Lemmerz International - Homer, Inc.
Hayes Lemmerz International - Bristol, Inc.
Hayes Lemmerz International - Montague, Inc.
Hayes Lemmerz International - Southfield, Inc.
Hayes Lemmerz International - Technical Center, Inc.

                                                   ORIGINATOR PURCHASE AGREEMENT

                                     Sch 1-1

                                   SCHEDULE 2

                                   TRADE NAMES

Originator Name                                             Name used on invoices
---------------                                             ---------------------
Hayes Lemmerz International - Sedalia, Inc.                 Hayes Lemmerz International, Inc. - Sedalia Operations
Hayes Lemmerz International - Georgia, Inc.                 Hayes Lemmerz International, Inc. - Gainesville Operations
Hayes Lemmerz International - Commercial Highway, Inc.      Hayes Lemmerz International, Inc. - Akron Operations
Hayes Lemmerz International - Wabash, Inc.                  Hayes Lemmerz International, Inc. - Wabash Operations
Hayes Lemmerz International - Laredo, Inc.                  Hayes Lemmerz International, Inc. - Laredo Operations
Hayes Lemmerz International - Homer, Inc.                   Hayes Lemmerz International, Inc. - Homer Operations
Hayes Lemmerz International - Bristol, Inc.                 Hayes Lemmerz International, Inc. - Bristol Operations
Hayes Lemmerz International - Montague, Inc.                Hayes Lemmerz International, Inc. - Montague Operations
Hayes Lemmerz International - Southfield, Inc.              Hayes Lemmerz International, Inc. - Southfield Operations
Hayes Lemmerz International - Technical Center, Inc.        Hayes Lemmerz International, Inc. - Ferndale Operations, Inc.

                                                   ORIGINATOR PURCHASE AGREEMENT

                                     Sch 2-1

                                   SCHEDULE 3

                             OWNERSHIP OF PURCHASER

  On the date hereof, each Originator shall have an equal 1/11 equity interest in the Purchaser.

                                                   ORIGINATOR PURCHASE AGREEMENT

                                     Sch 3-1

                                    EXHIBIT A

                          CREDIT AND COLLECTION POLICY

                                 [SEE ATTACHED]

                                                   ORIGINATOR PURCHASE AGREEMENT

                                    EXHIBIT B

                                     FORM OF
                                SUBORDINATED NOTE

                                                              New York, New York
                                                              ____________, 2006

            FOR VALUE RECEIVED, HAYES FUNDING I, LLC, a Delaware limited liability company (the "Purchaser"), hereby promises to pay to HLI OPERATING COMPANY, INC. ("HLIOC"), as agent for the Originators (as defined below), the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to the sum of 1.35% plus the Applicable Margin applicable to Eurodollar Rate Tranches (as each is defined in the Financing Agreement defined below) in effect from time to time plus the Eurodollar Rate (as defined in the Financing Agreement) for periods of one month, in each case in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Originator Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Originator Purchase Agreement"), dated as of May 30, 2006, among the "Originators" (as defined therein) party thereto and the Purchaser. This note (as amended, restated, supplemented and otherwise modified from time to time, the "Note") is the Subordinated Note referred to in the Originator Purchase Agreement.

            The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of Section 2.02 of the Originator Purchase Agreement minus (b) the aggregate amount of all payments made in respect of the principal amount of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note, but failure to so record shall not affect the obligations of the Purchaser to the Originators.

            The entire principal amount of this Note shall be due and payable one year and one day after the Facility Termination Date or such later date as may be agreed in writing by the Originators and the Purchaser. The principal amount of this Note may, at the option of the Purchaser, be prepaid in whole at any time or in part from time to time, subject to the provisions of the Originator Purchase Agreement. Interest on this Note shall be paid in arrears on each Settlement Date, at maturity and thereafter on demand. All payments hereunder shall be made by wire transfer of immediately available funds to such account of the applicable Originator as HLIOC may designate in writing.

            Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Purchaser under this Note exceed the highest rate of interest permissible under applicable law.

            The obligations of the Purchaser under this Note are subordinated in right of payment, to the extent set forth in Section 2.03(b) of the Originator Purchase Agreement, to the prior payment in full of certain obligations of the Purchaser and the Borrower.

                                                   ORIGINATOR PURCHASE AGREEMENT

            Notwithstanding any provision to the contrary in this Note or elsewhere, other than with respect to payments specifically permitted by Section 2.03(b) of the Originator Purchase Agreement, no demand for any payment may be made hereunder, no payment shall be due with respect hereto and no Originator shall have any claim for any payment hereunder prior to the occurrence of the Facility Termination Date and the RFA Final Payment Date.

            In the event that, notwithstanding the foregoing provision limiting such payment, HLIOC or any Originator shall receive any payment or distribution on this Note which is not specifically permitted by Section 2.03(b) of the Originator Purchase Agreement, such payment shall be received and held in trust by HLIOC or such Originator for the benefit of the entities to whom the obligations are owed under the Secondary Purchase Agreement and the Financing Agreement and shall be promptly paid over to such entities.

            The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

            Neither this Note, nor any right of HLIOC or the Originators to receive payments hereunder, shall, without the prior written consent of the Purchaser and (so long as the Financing Agreement remains in effect or any amounts remain outstanding thereunder) the Program Agent under the Financing Agreement, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                         HAYES FUNDING I, LLC

                                         By: __________________________________
                                         Name:
                                         Title:

                                                   ORIGINATOR PURCHASE AGREEMENT

                          SCHEDULE TO SUBORDINATED NOTE


                 Addition to Principal    Amount of Principal    Unpaid Principal    Notation
Date                    Amount              Paid or Prepaid          Balance         Made By
-------------    ---------------------    -------------------    ----------------    --------
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________
_____________    _____________________    ___________________    ________________    ________

                                                   ORIGINATOR PURCHASE AGREEMENT

                                    EXHIBIT C

           LOCATION OF RECORDS, CHIEF EXECUTIVE OFFICES AND ADDRESSES

                                                                                                                        SOLE
                                                     CHIEF                 PRINCIPAL         FEDERAL                JURISDICTION
                            LOCATION OF            EXECUTIVE               PLACE OF         EMPLOYER     FORM OF         OF
     ORIGINATOR               RECORDS                OFFICE                BUSINESS            ID#     ORGANIZATION ORGANIZATION
----------------------  --------------------  --------------------  ---------------------  ----------  ------------ -------------
Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.     3610 W. Main St.    77-0597670  Corporation     Delaware
International  -           Northville, MI        Northville, MI       Sedalia, MO 65301
Sedalia, Inc.                   48168                 48168

Hayes Lemmerz           15300 Centennial Dr. 15300 Centennial Dr.     1215 Palmour Drive   58-2046122  Corporation     Delaware
International  -           Northville, MI        Northville, MI        Gainesville, GA
Georgia, Inc.                   48168                 48168                 30501

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.   15300 Centennial Dr.  38-3311655  Corporation     Delaware
International Import,      Northville, MI        Northville, MI         Northville, MI
Inc.                            48168                 48168                 48168

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.     3837 W. Mill St.    38-2170301  Corporation      Indiana
International  -           Northville, MI        Northville, MI              Ext.
Wabash, Inc.                    48168                 48168            Wabash, IN 46992

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.      P.O. Box 2159      74-2418656  Corporation       Texas
International  -           Northville, MI        Northville, MI        Laredo, TX 78044
Laredo, Inc.                    48168                 48168

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.      29991 M60 East     38-3086380  Corporation     Delaware
International  -           Northville, MI        Northville, MI        Homer, MI 49245
Homer, Inc.                     48168                 48168

                                                   ORIGINATOR PURCHASE AGREEMENT

                                                                                                                         SOLE
                                                     CHIEF                 PRINCIPAL         FEDERAL                 JURISDICTION
                            LOCATION OF            EXECUTIVE               PLACE OF         EMPLOYER      FORM OF         OF
     ORIGINATOR               RECORDS                OFFICE                BUSINESS            ID#     ORGANIZATION  ORGANIZATION
----------------------  --------------------  --------------------  ---------------------  ----------  ------------  ------------
Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.   51650 County Rd. 133  38-2265409  Corporation     Michigan
International  -           Northville, MI        Northville, MI       Bristol, IN 46507
Bristol, Inc.                   48168                 48168

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.     5353 Wilcox Ave.    38-1854771  Corporation     Michigan
International  -           Northville, MI        Northville, MI       Montague, MI 49437
Montague, Inc.                  48168                 48168

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.   26290 W. 8 Mile Rd.   38-2257517  Corporation     Michigan
International  -           Northville, MI        Northville, MI      Southfield, MI 48034
Southfield, Inc.                48168                 48168

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.    1600 W. 8 Mile Rd.   38-2257519  Corporation     Michigan
International  -           Northville, MI        Northville, MI       Ferndale, MI 48220
Technical Center, Inc.          48168                 48168

Hayes Lemmerz           15300 Centennial Dr.  15300 Centennial Dr.    428 Seiberling St.   77-0597674  Corporation     Delaware
International -           Northville, MI        Northville, MI      Akron, OH 44306-3282
Commercial Highway,             48168                 48168
Inc,

                                                   ORIGINATOR PURCHASE AGREEMENT

                                    EXHIBIT D

                  DEPOSIT BANKS, DEPOSIT ACCOUNTS AND LOCKBOXES


                                                   ORIGINATOR PURCHASE AGREEMENT

                                      D-1